Exhibit 10.9

TERMS AND CONDITIONS FOR WORLDWIDE

ACCEPTANCE OF THE AMERICAN EXPRESS CARD BY AIRLINES

BETWEEN

VIRGIN AMERICA INC.

A DELAWARE CORPORATION

WITH ITS OFFICE AT 555 AIRPORT BLVD., 2ND FLOOR

BURLINGAME, CALIFORNIA 94010

AND

AMERICAN EXPRESS

TRAVEL RELATED SERVICES COMPANY, INC.

SEPTEMBER 1, 2006

PRINT OR TYPE EFFECTIVE DATE

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

GLOSSARY

(page numbers indicate where term is defined or first used)

“Agent”: a ticket, travel or general sales agent or other agent, not an employee of yours, who sells your Air Transport and Related Services: (p.4)

“Affiliated Companies”: means, as to any party hereto, (i) any third party which controls such party by reason of 100% ownership of voting securities of such party or (ii) any third party controlled by such party by reason of majority ownership of voting securities of the third party. (p.6)

“Air Transport”: defined in Section 1 B (p.4)

“American Express Format”: the American Express Airline Industry Submission Standard Format, as amended by us from time to time (Schedule II, p 12)

“APC”: agency processing center or other central facility for processing charges outside the U.S. (p.7)

“ARC”: Airline Reporting Corporation (p.7)

“Authorization”: defined in Schedule II, Section 4.A (p.11)

“Card Service”: the service we and our subsidiaries and affiliates provide for businesses to accept the Card for the purchase by Cardmembers of goods and services (p.7)

“Card”: Cards and other payment or account access devices bearing or marketed using the American Express name or bearing or marketed using a trademark, service mark or logo owned or marketed by American Express, its subsidiaries, affiliates or licensees or representatives of any of the foregoing worldwide (p.4)

“Cardmember”: the person whose name appears on the Card (p.4)

“Carrier”: means you, the airline signing this Agreement, your current and future subsidiary airlines and affiliate airlines (p.4). For purposes of this definition, “affiliate” means an airline that is more than 50% owned by you.

“Carrier Affiliate Group”: licensed passenger air transport carriers with which you have shared designator code agreements and written franchise or similar agreements whereby such carriers (a) operate under a trade name and logo owned by you; (b) hold themselves out to the public as being affiliated with you; (c) utilize ticket stock bearing your name and identifying number; and (d) are required to comply with operational and customer service standards prescribed by you (p.4)

“Charge”: a single purchase or series of purchases (made at substantially the same time) with the Card of one or more Air Transport tickets or other goods or services permitted by this Agreement at any location or venue of Carrier or Agent worldwide, either in person or via some other method such as telephone or internet (p.4)

“Charge Record”: defined in Schedule II, Section 3.A (p.10)

Your “Co-Brand Card”: shall mean any of your charge, credit, debit smart, stored value or other similar account payment device which bears your Mark and that may be used to purchase goods or services in more than one industry (p. 5); and

“General Purpose Card” any other charge, credit debit, smart, stored value or other similar account payment device that may be used to purchase goods or services in more than one industry (p. 5).

Co-Brand Card and General Purpose Card are defined separately and apart from one another and none of these card types shall be considered a subset or part of the other for purposes of this Agreement.

“Coupon Book”: a coupon book or pass or other similar product where the customer pays in advance for a series of goods or services to be provided in the future (p.4)

“Credit”: a refund due to a Cardmember for a Charge made, issued as described in Schedule II, Section 8 (p.13)

“Credit Record”: the method of recording Credits which has been agreed upon by you and us: defined in Schedule II, Section 8.B (p.13)

“Discount”: the percentage and/or other amount(s) applied to the amount of a Charge to calculate the deduction from that Charge as payment to us (p.5)

“Disputed Charge”: a claim, complaint or question about any Charge (Schedule II, Section 9, p.13)

“Electronic Authorization”: Authorization obtained as described in Section 4.B of Schedule II (p.11)

“Extended Payment”: any product of ours (other than the Optima Card and other revolving credit card products) which allows the user to make a purchase on an extended payment basis, whether by installments or otherwise; may be called different names in different countries: defined in Schedule II, Section 2.0 (p.10)

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“Full Recourse”: our right in certain circumstances to reimbursement from you for payments we have made to you for a Charge as more fully defined in Section 6 (p.5)

“Marks” means names, logos, service marks, trademarks, trade names, taglines, logo or other commercial or product designations, or other proprietary designations.

“Net Annual Worldwide Volume of Charges”: the aggregate of Charges worldwide received and accepted by us from you and Agents under this Agreement during the calendar year, less Credits, adjustments, and amounts deducted pursuant to our right to Full Recourse (Schedule l,p.9)

“Other Agreement”: any agreement other than this Agreement between, on the one hand, you or one of your Affiliated Companies and, on the other hand, us or one of our Affiliated Companies (p.6)

“Prepaid Cards”: Cards marked “prepaid” or bearing such other identifier as Amex may notify Carrier (Schedule I)

“Related Services”: defined in Section 1 C (p.4)

“Speed of Pay”: the time frames for payment of Charges you submit; available plans are described in Schedule I (p.9) ‘Transmission”: the electronic submission of Charge and Credit data (p. 11 )

“we”: American Express Travel Related Services Company, Inc. Includes “us”, “our” and “ours” (p.4)

“you”: same as “Carrier”. Includes “your” and “yours” (p.4)

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

TERMS AND CONDITIONS

FOR WORLDWIDE ACCEPTANCE

OF THE AMERICAN EXPRESS® CARD

—AIRLINES—

These terms and conditions and schedules attached hereto constitute the Agreement between you and us for acceptance of the Card.*

1.	SCOPE OF THIS AGREEMENT

A. By this Agreement, you agree to accept the Card for purchases of Air Transport and Related Services wherever and however your Air Transport and Related Services are offered worldwide.

B. “Air Transport” means

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C. “Related Services” mean:

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D. Without our written consent you may not accept the Card for (1) any good or service not listed above or (2) advance sales using Coupon Books.

*	Some terms are defined as they appear but for quick reference see the Glossary. Other parts of this Agreement are:

•	Schedule I-Discount and Speed of Pay

•	Schedule II-Operational and Other Procedures

E. This Agreement covers only you, your Carrier Affiliate Group (you will give us a complete list and updates as they occur, which will become part of this Agreement) and your Agents. It does not cover any other airline or company. You are solely responsible for financial arrangements and for settling with each member of your Carrier Affiliate Group and with Agents.

(1)	Carrier Affiliate Group. The obligation to accept Cards under this Agreement applies to members of your Carrier Affiliate Group. You are financially and otherwise liable to us for ensuring the compliance by each such member with all the terms and conditions of this Agreement.

(2)	Agents. All Charges for your Air Transport and Related Services transacted by your Agents shall be made and submitted to Amex pursuant to this Agreement. You shall cause each Agent to (a) accept Cards under this Agreement at all worldwide locations of Agent in the same manner and on the same terms and conditions as are applicable to your acceptance of Cards under this Agreement, and (b) comply with all other provisions of this Agreement with respect to Charges.

2.*****

3.	HOW TO ACCEPT THE CARD

The procedures for accepting the Card are described in Schedule II. You shall ensure that Agents and all your sales personnel interacting with customers are fully familiar with these procedures.

4.	SENDING CHARGES TO US

Purchases made with the Card must be submitted to us in the country where the Charge was made (unless we agree otherwise in writing). The submission procedures are described in Schedule II.

5.	PAYMENT FOR CHARGES

We will pay you for Charges prepared and submitted in accordance with this Agreement at a price equal to *****

6.	FULL RECOURSE

“Full Recourse” means we are entitled to reimbursement from you for the full amount of a Charge. To recover such amounts, we have the right to offset, recoup and deduct the same from payments due to you or from your bank account (if you have an electronic pay arrangement with us), or to invoice you, in which case you agree to pay us within ***** after your receipt of our invoice. For Charges made in the United States, we will retain the Discount with regard to Charges for which we exercise our right to Full Recourse and we reserve

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

our right to establish such policy in other areas of the world. We have the right to Full Recourse in the following situations:

•	failure to obtain Authorization for a Charge in accordance with Schedule II, Section 4

•	splitting a Charge into two or more Charges to avoid obtaining Authorization

•	failure to conform with our procedures and specifications when accepting, preparing or submitting a Charge or Credit, including, without limitation, failure to include all required information

•	failure to submit to us (1) a Charge within ***** of the date the Charge was made or (2) a Credit within ***** of issuance

•	if a Cardmember has a Disputed Charge as detailed in Section 9 of Schedule II

•	if Cardmember disputes a Charge for which no signature was obtained on a Charge Record or where signature is only on file

•	if Cardmember disputes the authenticity of his/her signature on a Charge Record and provides us with a signed statement to that effect

•	the Cardmember has a right under law to withhold payment

•	your failure to provide us with the original Charge or Credit Record or a copy or other information we request regarding a Charge within ***** of your receipt of our request

•	receipt by us of disproportionate number of (1) Disputed Charges regarding you or (2) Charges without Authorization due to downtime of your systems, in each instance relative to your prior history “disproportionate number of Disputed Charges” means a number and/or dollar amount of Disputed Charges as a percentage of Carrier’s transactions and/or Charge volume which is excessive, based upon Amex’s previous experience with Carrier’s acceptance of the Card. Amex shall give Carrier at least thirty (30) days advance written notice and *****

•	failure by you to comply with respect to a Charge with any other term or condition of this Agreement
7.	COMPLIANCE WITH LAWS

As a condition of this Agreement, you represent that at all times while you provide Air Transport and Related Services, you will be:

•	fully authorized and licensed by all necessary domestic and international governmental, industry and other authorities to provide Air Transport and other goods and services covered by this Agreement, and

•	in compliance with all local laws and regulations (including, without limitation, those relating to currency and foreign exchange) in each state, province and country where you fly or do business

8.	TERM AND TERMINATION

A. This Agreement begins as of the date specified in the signature page below and shall continue, unless terminated by either party on at least ***** prior written notice to the other party.

B. If either party materially breaches its obligations under this Agreement, and fails to cure such breach within ***** after written notice from the other party specifying such breach, then such other party may, upon written notice, terminate this Agreement. Such cure period will not relieve the breaching party of any damages caused by its breach.

9.	MISCELLANEOUS

A.	*****

(1)	*****

(2)	*****

(3)	*****

(4)	If there is a debit balance on your account(s) with us, you agree to pay us the balance on demand. If you fail to do so, we shall be entitled to refer your account(s) to our lawyers or collection agents for collection and to charge you a file referral fee and all associated collection costs (including but not limited to reasonable legal fees) in addition to the outstanding account balance.

(5)

In addition to any rights we have under this Agreement or at law or in equity, we and our Affiliated Companies shall be entitled to retain and not pay to you any amounts we or our Affiliated Companies owe to you or at any time (regardless of the currency thereof) under any Other Agreement, unless and until you and your Affiliated Companies shall have discharged in full all your/their respective obligations and liabilities to us and our Affiliated

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Companies. You and your Affiliated Companies obligations and liabilities include but are not limited to all principal moneys, interest, fees, commissions, and any other costs and expenses, including legal costs on a full indemnity basis which we and our Affiliated Companies may incur in respect thereof (together the “Liabilities”).

(6)	Without limiting any other rights we may have, you agree that we may at any time combine, consolidate or merge all or any of your and your Affiliated Companies’ account(s) and the Liabilities, and that we may set-off or transfer any sums we or our Affiliated Companies owe to you or which stand to the credit of you in or towards satisfaction of the Liabilities, notwithstanding that the sums referred to and the Liabilities may be payable in different currencies and/or in different countries. You authorize us to effect any necessary conversions at rates of exchange determined by us at the time of conversion.

B. Representation and warranty. Carrier represents and warrants that (a) it is duly qualified, registered and licensed to do business; (b) it has the full power and authority to perform its obligations and pay its debts hereunder as they become due; (c) it has and shall continue to have all the necessary assets and liquidity to perform its obligations and pay its debts hereunder as they become due; and (d) there is no circumstances threatened or pending which might have a material adverse effect on the business, assets or condition of Carrier or on its ability to perform its obligations or pay its debts hereunder.

C. Entire Agreement; Changes. This Agreement, including the Glossary, Schedules, and documents incorporated by reference, contains the entire agreement between the parties on the subject matter hereof and supersedes all prior agreements, understandings and discussions between them, whether written or oral, relating thereto. Except to the extent we have the right to immediately change this Agreement or any of the terms and conditions contained in this Agreement or schedules hereto, we will give you at least ***** prior written notice if there are any changes to this Agreement or the terms and conditions we use for the Card Service, and such changes shall will come into effect on the date we indicate and will amend this Agreement accordingly.

D. Governing Law. For all purposes, this Agreement and implementation thereof shall be governed by and construed solely in accordance with the laws of the State of New York, USA, without giving effect to the conflict of laws principles of New York or any other jurisdiction. The parties subject themselves to the exclusive jurisdiction of the courts of New York located in New York County.

E. Assignment; Ownership Change. Neither party may assign this Agreement, or any part thereof or any rights or obligations hereunder, including any right to payments from the other, without the prior written consent of such other party, except that in any country where the Card Service is provided by a subsidiary, affiliate or licensee of ours, we have the right to assign to such entity, without further notice or approval, the rights and obligations under this Agreement. We reserve the right to terminate this Agreement in the event of a merger or change of ownership or control of Carrier, and you agree to promptly notify us of any such event.

F. Authority to Sign; Acceptance of Terms. Each party represents it is legally authorized to enter into this Agreement and that the execution by the individual signing below will render this Agreement legally binding on such party. Carrier represents it is authorized to execute this Agreement on behalf of each member of the Carrier Affiliate Group and its subsidiary airlines. Irrespective of any execution of this Agreement, any Card acceptance in connection with your goods or services represents your acceptance of the terms and conditions of this Agreement, as amended from time to time.

G. Notices. Notices under this Agreement must be in writing and will be deemed given upon receipt (but conclusive evidence by the sending party of having sent a notice will rebut any claim of non-receipt by the other party) at the address each party has given the other in writing for this purpose. Notices may be sent by any commercially acceptable means, except a notice sent by fax or electronic mail will not be effective until recipient affirmatively acknowledges receipt. For a notice to us to be effective you must also send simultaneously a copy to: General Counsel, Airlines, American Express Travel Related Services Company, Inc., World Financial Center, New York, New York 10285-4910, USA. Either party may provide a different address in writing for sending or receiving Charges, Credits, payments and related correspondence.

H. Responsibility for agents and others. Each party is solely responsible for the acts and omissions of any agents, representatives, and other third parties it uses in connection with this Agreement. Members of your Affiliate Group, Agents, ARC, APCs, and processors you use will be deemed your agents or representatives, as the case may be, and not ours, and we will not be responsible for any errors, omissions, delays or losses caused by or arising from them.

I. Service/Trademarks. Neither party will use the trademarks, service marks, company names, logos or other proprietary designations of the other party without first obtaining the other party’s written consent, except that we may list you, members of your Affiliate Group and Agents when naming businesses that accept the Card.

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J. Confidentiality/Data Security. (i) The parties agree to keep confidential this Agreement and any supplements, amendments, or addenda hereto. Neither party may use or disclose any confidential or proprietary information about the other which it gains in connection with this Agreement, except as necessary to fulfill its obligations hereunder or as required by law (including information disclosed by Carrier to Amex pursuant to Section 9A.(1). You shall not use information identifying Cardmembers for any purposes other than as provided in this Agreement or compile, sell or disseminate a list of Cardmembers or information on Cardmembers.

(ii) With respect to Card transactions, except as otherwise specified, you, your processor, and any other providers of your point of sale equipment or systems or payment processing solutions (such processors and providers collectively, “Vendors”) may store Cardmember Information (“Cardmember Information” means, names, addresses, account numbers, Card Identification Numbers (“CIDs”), and any information about Cardmembers and Card transactions only to facilitate Card transactions, and no longer than is necessary for the purposes of performing your obligations under this Agreement. You and your Vendors must then destroy or purge Cardmember Information from all equipment and systems. Notwithstanding anything to the contrary herein, you and your Vendors must not store CID numbers (except temporarily until you obtain Authorization for the Charge) or the full magnetic stripe data stream on the Card. You are liable for your Vendor’s compliance with this section.

(iii) You must, and must cause your Vendors, agents, representatives, subcontractors, and any other party to whom you may provide Cardmember Information access in accordance with this Agreement to follow industry data security standards for protecting Cardmember Information including the Payment Card Industry standards (“PCI”) by the following standards: (i) installing and maintaining firewalls configured to protect Cardmember Information from unauthorized access or use; (ii) not using Vendor supplied defaults for passwords or other settings; (iii) protecting Cardmember Information through storage using triple data encryption software methods (or such standard as we may designate) and by implementing appropriate measures designed to ensure the security and confidentiality of Cardmember Information in your or their possession or control (including establishing a privacy policy explaining your security measures for protecting Cardmember Information and requiring two-person control to access encrypted Cardmember Information); (iv) encrypting transmission of Cardmember Information across the Internet or other public networks; (v) using and regularly updating anti-virus software or programs; (vi) developing and maintaining secure equipment and systems (e.g., protecting against any anticipated threats or hazards to its security or integrity); (vii) restricting access to Cardmember Information on a need-to-know basis: (vii) assigning unique identifiers to each person with computer access to Cardmember Information: (ix) restricting physical access to Cardmember Information; (x) tracking and monitoring all access to Cardmember Information; (xi) regularly testing by a certified data security specialist of the security of equipment, systems, and processes; and (xii) maintaining information security policies for your employees and consultants. Your data security procedures for the Card shall in no event be less protective than for Other Payment Products you accept.

(iv) You must notify us immediately if you know or have reason to know that Cardmember Information is compromised. You must work with us to rectify any issues that may result, including providing us all relevant, non-confidential information to verify your ability to prevent future data compromises in a manner consistent with this Agreement. Without waiving any of our rights and remedies, you will be liable for all fraudulent transactions related to such compromise and all costs we incur as a result of such compromise if you fail to so notify us immediately. You must provide to us, on request, audit reports of your computer systems or data compromises or allow us to perform such audits.

(v) With respect to Internet Orders, in addition to the preceding requirements, you must: (i) encrypt every Internet Order using data Encryption Software (as defined in Section 12 of Schedule 1) approved by us (currently Secure Socket Layer version 3.0, 128 bit protocol, but subject to change at our discretion); (ii) not store Cardmember Information on a Web server or cache Cardmember Information anywhere in memory related to a Web server; (iii) use point of sale equipment or systems certified for the Card to transmit all Card payment information to us; (iv) use an appropriate point of sale data code to request Authorization of each Charge for Internet Orders; (v) authenticate Cardmembers’ identities before requesting Authorization of Charges; and protect Cardmember Information by following industry standards such as establishing time limits for user sessions, preventing user access to secure data (following three failed log-on attempts), establishing safeguards to prevent unauthorized access to Cardmember passwords, designating authority for resetting passwords, issuing temporary passwords, granting access to Cardmember Information only to authorized employees, creating audit trails, and monitoring or tracking access and usage.

(vi) Our Automated Address Verification and CID services are methods to help you mitigate the risk of

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fraud, but are not guarantees that a Charge will not be subject to Full Recourse. You must participate in, and be certified under, our CID program if you wish to use that method.

This Section J. shall survive termination of the Agreement.

K. Indemnification. To the extent not prohibited by law, and excluding any consequential damages, each party agrees to indemnify and hold the other party harmless from and against any loss, claim, action, injury, liability, fine, penalty or expense (including attorneys’ costs) incurred by such party arising out of or in connection with (1) anything negligently, wrongfully or illegally done or omitted to be done by the indemnifying party, its agents or representatives (or the employees of any of the foregoing); or (2) the death or injury to any person or the loss of or damage to any property arising out of the provision by the indemnifying party or its agents or representatives (or the employees of any of the foregoing) of any service or the sale of any goods.

In the event any claim is made hereunder, Carrier and Amex agree to notify the party from whom indemnification is sought promptly and to permit that party to defend such claim by counsel of its own selection, provided that such counsel is satisfactory to and is approved by the other party.

L. Limitation of Liability. In no event will either party hereto be responsible for any incidental, indirect, consequential, special, punitive or exemplary damages of any kind arising from this Agreement. This Section L shall not apply to damages arising directly from a non-affiliated third party claim for which a party is liable under Section K (Indemnification) above.

M. Negotiation/Arbitration of Disputes. (i) In the event of a purported breach relating to this Agreement, the parties hereto shall use their commercially reasonable best efforts to settle the dispute. To this effect, they shall consult and negotiate with each other in good faith with the objective of reaching a resolution satisfactory to both parties. All offers, promises, conduct and statements, whether written or oral, made in the course of conducting the negotiations by any of the parties, their agents, employees, experts and attorneys, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration, or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation. If the parties hereto do not reach such resolution within a period of ***** from first notice of the dispute (or a later date agreed to by the parties), and should the non-breaching party desire to pursue the dispute, then the dispute shall be submitted to mandatory and binding arbitration at the election of either party as provided below. Either party may seek equitable relief in arbitration prior to arbitration on the merits to preserve the status quo pending the completion of that process.

(ii) Any controversy, dispute, disagreement, or claim arising out of or relating to this Agreement, or any alleged breach thereof, or the subject matter thereof, shall be settled exclusively by binding arbitration, as described herein, which shall be conducted in a mutually agreed upon convenient location in accordance with the provisions of this subsection (M) and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), then in effect, applying the laws of the State of New York. A party’s request for arbitration shall be in writing, delivered to the other party, and shall set forth in reasonable detail the claims to be arbitrated, the amount involved, and the remedies sought. A panel of three arbitrators shall be designated by the AAA, each of whom shall be experienced in arbitrating commercial agreements. The decision of a majority of the panel shall be final, but may not contradict or disregard any provision hereof, including, without limitation, the provisions of subsection (L) above. The arbitration panel shall have the power and authority to grant equitable relief (e.g., injunction, specific performance), and, cumulative with all other remedies, shall grant specific performance whenever possible. The arbitration panel shall have no power or authority to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of the Agreement, including without limitation the provisions of this subsection (M). All disputes shall be arbitrated individually. There shall be no right or authority for any claims to be arbitrated on a class action basis, on behalf of other parties or joined or consolidated with claims of other parties, and the parties are specifically barred from doing so. *****

(iii) Any decision rendered by the arbitration panel will include a reasoned decision and be final, conclusive, and binding upon the parties, and any judgment and remedy may be entered and enforced in any court of competent jurisdiction. This subsection (M) may be enforced any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

(iv) This subsection (M) is not intended to, and does not, substitute for Amex’s ordinary business practices and the provisions of this Agreement regarding Disputed Charges and Full Recourse rights.

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N. Cumulative Rights; Non-Waiver. All rights and remedies of the parties are cumulative and not alternative and do not exclude or limit any rights or remedies under law or in equity. A failure or delay by either party to enforce at any time any of its rights shall not be construed as a waiver thereof.

O. Saving Clause. If any provision of this Agreement is adjudicated invalid, illegal or unenforceable (“Challenged Provision”), such adjudication shall not affect the validity, legality or enforceability of any other provision. This Agreement shall then be construed as though such Challenged Provision had never been contained herein, and the Challenged Provision will be replaced by a mutually acceptable valid provision which comes closest to the intentions of the parties underlying the Challenged Provision.

P. Survival. Each party’s rights and obligations under this Agreement with respect to a Charge or Credit will apply whether such Charge or Credit is processed by us before or after termination of this Agreement. Our rights to Full Recourse and each party’s rights and obligations under Sections D, F, J and K above shall survive termination of this Agreement.

Q. Captions. The captions and headings of the sections and subsections herein are for reference convenience only and shall not be deemed to define or modify the provisions of this Agreement.

R. Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by signatures transmitted via telefacsimile transmissions which shall be binding on the parties hereto and be deemed original signatures hereof.

S. Each party represents and warrants to the other party that it is a sophisticated business, has negotiated individually each of the material provisions of this Agreement on an arm’s length basis with the advice of competent counsel, in order to meeting the respective needs of each party, and that no ambiguity in the drafting of this Agreement shall be construed against the drafter.

T. Effective Date. The effective date of this Agreement is September 1, 2006.

VIRGIN AMERICA, INC.

By:	/s/ Robert B. Dana
(signature)
Name Robert B. Dana
(print or type)
Title Chief Financial Officer
(print or type)

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Rocco Laterzo
(signature)
Name Rocco Laterzo
(print or type)
Title SVP & GM
(print or type)

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SCHEDULE I

DISCOUNT, SPEED AND MODE OF PAY

1. Discount Table.

A. The Discount for Charges, other than for Prepaid Cards, shall be based on the following table. Based on your preceding calendar year’s Net Annual Worldwide Volume of Charges, we will review and make any necessary adjustments to your Discount effective as of April 1st of each year, beginning with the April 1st that follows the first full calendar year that this Agreement is in effect (in some countries we may use a different month). If your volume is above *****, a Discount reduction will apply if you use Electronic Authorization.

Discount Table

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B.*****

2.	Speed of Pay. In countries where available you may choose from the following Speed of Pay plans (each excludes American Express non-business days).

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3.	Mode of Pay. We will pay you electronically or, where we do not offer this service, by check. In some countries you may have to complete our local electronic pay agreement which may include fees associated with electronic pay. Currency and place of payment is as described in Schedule II, Section 6.

4.	Coupon Books. *****

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SCHEDULE II

OPERATIONAL AND OTHER PROCEDURES

1.	GENERAL

You agree to follow these and such other procedures relating to the Card Service as we may notify you of from time to time. In certain countries additional or different procedures may apply of which we will advise you.

2.	PROCEDURES FOR CARD ACCEPTANCE

A. In-Person Charges. When the Cardmember is physically present, you will accept Cards on the condition that:

•	the Card is being used within any valid dates appearing on the face of the Card

•	the Card is not visibly altered or mutilated

•	the Card bears the signature in the name of the person whose name appears on the face of the Card (except for those Prepaid Cards that do not show the name)

•	you have not been notified by us of the cancellation or other invalidity of the Card

•	Authorization for the Charge has been received

•	the Charge Record is created as described in Section 3 below and is signed by the Cardmember with what appears, after reasonable inspection, to be the same signature as that written on the space for signature on the Card.

B. Other Charges. For all other Charges, such as Charges made via mail, telephone, intemet or Automated Ticketing Machines, the following conditions will apply:

•	Purchases by mail or telephone shall be clearly identified as such on the Charge Record (or electronic record) and shall contain the information specified in Section 3 below. Charges transacted over the internet shall be clearly identified as such, transmitted to us under a special service establishment number for intemet Charges, contain the information specified in subsection 3 B. below and transacted in accordance with the additional procedures for Internet Orders (as defined below) under Section 12 below. Carrier shall obtain Authorization as described in Section 4 of this Schedule II, regardless of the amount of the Charge, for all tickets purchased by mail, telephone or intemet.
•	If the Cardmember denies making or authorizing any such Charge, we shall have the right to Full Recourse (as defined herein) to Carrier for the amount of the Charge.

•	As to Charges for purchases made by Cardmembers at Carriers automated self-ticketing machines (“ASTMs”), Authorization must be obtained for such Charges, regardless of the amount of the Charges. Requests for Authorization for Charges at ASTMs must contain full magnetic stripe data. All Charges at ASTMs shall contain the information specified in subsection 3(B) of this Schedule II, be clearly identified as having been purchased at an ASTM and be transmitted to us under a special service establishment number for ASTM Charges. If the Cardmember makes an inquiry or complaint to us that he/she did not make or authorize any such Charge, we shall have the right to Full Recourse (as defined herein) for the amount of the Charge.

C. Extended Payment. Certain of our Cardmembers who have an Extended Payment arrangement with us may request to use it when making a purchase for Air Transport (Related Services may not be purchased with Extended Payment). You will have no liability if, without your knowledge, a Cardmember incorrectly identifies himself as having Extended Payment with us. You should not ask a Cardmember if he wishes to elect Extended Payment, but if he indicates he does, record the Cardmembers election by an entry on the Charge Record and on the Transmission, if you submit electronically.

D. Future Technology. If in the future you use any ticketing or sales method not described in this Agreement, you agree to notify us in advance of implementation so that we can ensure Card acceptance and determine what changes to our terms, conditions and procedures, if any, are needed.

3.	CREATING CHARGE RECORDS

A. Type of Charge Records. Whether or not you submit Charges to us electronically, you must create a record of each Charge using one of the following options (“Charge Records”):

•	our standard Record of Charge form

•	the current Standard Credit Card Charge form approved by the Air Traffic Conference of America, ARC, or the International Air Transport Association

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•	any other record format we approve in advance

B. Creating Charge Records. The Charge Record must clearly state:

•	Cardmember’s name and passenger name (if not the Cardmember)

•	Card account number and Card validity dates

•	the date and the amount of the Charge approved by the Cardmember including any applicable taxes and fees

•	the Authorization number, except as provided in Section 4.B below

•	the ticket number and the origin and destination of each flight and class code or, if not a ticket, a description of the goods or services being purchased

•	Carrier’s and, if an Agent is involved, Agent’s name and the location where Charge is being made

•	Carrier’s service establishment number

•	Cardmember’s signature (if an in-person Charge)

•	If applicable, the election by Cardmember of Extended Payment

•	such other information reasonably required by us, which may vary by country.

C. Currency of Charges. Unless we agree otherwise in writing, Charges may be made only in the currency of the country in which the sale is made and may be submitted to us only in such currency. In Appendix A to this Schedule II are the currencies in which Charges may be made and submitted. We will notify you of any changes to this list. If you begin permitting your customers to make purchases in a currency not listed in Appendix A with any other charge or credit card or payment vehicle, you agree to notify us. If we agree, you will begin submitting Charges in such currency after you and we have added the currency to Appendix A and indicated agreement by initialing it.

D. Copy to Cardmember. You must give a copy of the Charge Record to the Cardmember at the time of the Charge or send it promptly to the Cardmember if not an in-person Charge.

4.	OBTAINING AUTHORIZATION

A. Authorization. You must obtain Authorization using the procedures described below for every Charge,

regardless of amount (except as provided in B below). All Authorization requests must meet the Authorization Minimum Data Standards provided by us. If we provide Authorization, we will give you a number which you must indicate on the Charge Record and on the Transmission, if you submit electronically. “Authorization” simply means you have contacted us and we consent to your proceeding to the next step of the transaction, subject to your complying with all other terms of this Agreement. It is not a guarantee of payment or that the person making the Charge is the right Cardmember, and it does not cure any failure by you to comply with any part of this Agreement or impair any right to Full Recourse we may have with respect to that Charge.

B. Electronic Authorization. Where we make it available, you must obtain Authorization electronically for every Charge using a direct or indirect authorization link between (1) your computer system or other authorization terminal or electronic point of sale device and (2) our credit authorization system. The only exception is if there is a technical access malfunction, in which case you must obtain telephone Authorization as described below for any Charge over ***** (or equivalent).

C. Telephone Authorization. Where we do not offer electronic Authorization, or during technical malfunction as described above, or where we agree otherwise in advance in writing, you must obtain Authorization for every Charge, regardless of amount, by telephoning the respective authorization center we designate around the world. Except where we have toll-free or “free” phone numbers, or where calls are required due to a “ please call” response, or “code 10” stolen card message, all such communications are at your expense, provided however, that in the United States we will charge you a fee of ***** (subject to change at Amex’s discretion) for each Authorization request by telephone, and may notify you of a similar charge which you will pay in other areas of the world.

D. Authorization for Charges on Prepaid Cards. *****

E. In-Flight Charges. Until we offer satellite or other in-flight Authorization capability, you do not need prior Authorization for in-flight Charges permitted under this Agreement. However, within 24 hours after termination of a flight on which Charges have been made, you must get Authorization as described above for each such Charge.

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F. Private Charter Charges. For Charges for private charters (where all or most of the charter is being paid with the Card) you must obtain Authorization at the time the request to pay with the Card is made and, if any such Authorization is obtained more than ***** prior to the flight, then Authorization must be obtained again within ***** prior to the flight. Charges for private charters shall not be submitted until after the return flight is completed (see 5 C below). You shall not accept Prepaid Cards for private charters.

5.	SUBMITTING CHARGES

A. Charges Must be Submitted. Charges must be submitted to us (in the country where the Charges were made) and you will not invoice any Cardmember directly for any purchase made with the Card. If you receive payment from a Cardmember for a purchase made with the Card, you agree to promptly endorse and forward such payment to us. Charges from members of your Carrier Affiliate Group may be submitted to us by you or directly by such members.

B. Use of Establishment Numbers. We will assign you unique service establishment numbers which you, members of your Carrier Affiliate Group, and Agents must use as instructed by us for submissions of Charges and Credits.

C. Frequency. A Charge must be submitted to us no later than ***** after the Charge was made, provided that Charges for private charters (i.e. where the Card is being used to pay for all or most of the charter) may not be submitted until the service has been fully completed (e.g. if the Charge covers a round trip, the Charge must be submitted immediately after the completion of the return flight and not before).

D. Electronic Submission. Where we make it available, you must submit Charge and Credit data electronically (“Transmission”). Agents in the U.S. will submit via Transmission through ARC or its successor, and Agents outside the U.S. will do the same through the appropriate APC. Transmissions must:

•	comply with the local American Express Format, as amended from time to time, which we will provide you

•	include all information identified as “required” in such format and, if available, all information identified as “optional”. The Transmission must include any other additional information that is or may be required by applicable law or that may be mutually agreed upon

•	be sent to us at such location as we designate

Note: If a Transmission is received by us on one of our non-business days or after our close of business on one of our business days, the Transmission will be deemed received on our next business day.

E. Tape and Paper Submissions. Where we do not offer electronic submission, or where we agree otherwise in advance in writing, you may submit Charges and Credits to us using magnetic tapes or on paper. Magnetic tapes must conform to the requirements of Transmissions set out in paragraph D above. Paper submissions must be batched as described in Section F below and sent to such address as we notify you, along with a Summary Form (provided by us), as often as possible, but at least weekly. In case of sales by Agents, paper submissions must be sent to such address as you instruct them or to the appropriate central processing facility (ARC in the U.S. or an APC outside the U.S.).

F. Sorting and Botching of Paper Charges. Charges submitted on paper must be sorted, batched, summarized and submitted separately to us as follows:

•	Charges incurred in each currency listed in Appendix A to this Schedule II.

•	Charges incurred in any other currency (we are not obliged to accept such Charges but to the extent we do it is fully at our discretion and will not create any obligation to accept such Charges in the future)

•	all Charges on Extended Payment

•	all Charges for Related Services

•	each batch may contain no more than 150 Charge Records

•	each batch must be accompanied by a Summary Form on which must be prominently indicated the gross amount and number of Charges, the currency, Carrier’s name, and your assigned service establishment number.

G. Providing Charge/Credit Records for Past Charges. Whether you submit Charges and Credits electronically or on magnetic tape or paper, you (and ARC and each APC) must retain all original Charge and Credit Records, or a copy thereof, for a period of at least ***** from the date the Charge is made or the Credit is issued. If during this period we request and do not receive the original Charge or Credit Record or a copy within ***** of your receipt of our request, we will have the right to Full Recourse for the Charge.

H. Third Party Processors. Carrier may at its own expense, use the services of a processor for the purpose of obtaining Authorizations or submitting Charges and

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Credits to us (“Processor). The Processor must meet our qualifications and requirements, and must either (i) enter into an “Authorized Processor Agreement” with us; or (ii) must be an approved processing agent who obtains American Express Card services through an authorized Processor. Carrier understands and agrees that if it utilizes the services of a Processor or processing agent, the Processor and/or processing agent, and not us, shall be responsible for any errors, omissions, delays or losses in the implementation and performance of Authorization or submission or Transmission services, and that any fees charged by the Processor to us are the responsibility of Carrier.

I. Validity of Charges. By submitting a Charge to us you represent and warrant that (1) it is only for a carrier permitted to participate in the Card Service under this Agreement, (2) it is the result of a bona fide sale of goods or services to a Cardmember, (3) the amount shown on the Charge Record represents the true value of the goods or services approved by such Cardmember, and (4) it is being sent to us free and clear of any liens, pledges, claims and encumbrances. Without limiting our rights or claims with respect to the materiality of any other breach, any breach of this provision constitutes a material breach of this Agreement.

6.	PAYING YOU FOR CHARGES

A. Mode of Pay. We will pay you electronically or, where we do not offer this service, by check. Where payment is made by check, in selected countries you may be required to collect your check at a designated Amex location.

B. Location and Frequency. We will pay you for Charges in the country in which you submit such Charges at such local bank account or address as you instruct us in writing in accordance with the Speed of Pay applicable to you there.

C. Currency of Payment. We will pay you for Charges in the currency in which the Charges were submitted to us, or at our discretion in U.S. dollars.

D. Currency Conversions. Currency conversions we make will be as of the date we process the item in question or at such other date as we may notify you. Unless required otherwise by law, we will use an exchange rate based on quotes we receive from major financial institutions.

7.	RECONCILING SUBMISSIONS

If our reconciliation of your submissions identifies an error (e.g. incorrect calculations, inclusion of another company’s charge records, etc.), the following procedures will be followed:

•	the adjustments will be calculated in the currency in which the Charges were submitted

•	if monies are due you, we will add the amount to subsequent payments due to you

•	if monies are due to us, we will deduct the amount due from your bank account (if you have an electronic pay arrangement with us) or from payments due to you, or we will invoice you for it; if you request, we will provide you with substantiating documentation

8.	REFUNDING CARDMEMBERS: CREDITS

A. Creating Credit Records. Whether or not you submit Credits electronically, you must create a record of each Credit using a credit record agreed upon by you and us (“Credit Record”), a copy of which you will give or send to the Cardmember at the time of refund. Credits must be prepared in the currency in which the original Charge was submitted to us, and Credits shall be made to the same Card account used to make the initial purchase (except if the initial purchase was made with a Prepaid Card that is no longer available).

B. Submitting Credits. A Credit must be submitted to us promptly but no later than ***** after the Credit is issued. Credits must be sent via Transmission except where we do not offer electronic submission in which case you may send Credits by magnetic tape or paper. Credit Records sent on paper must be batched by currency and submitted with a separate Summary of Credits.

C. Processing of Credits by Us. Upon receipt of a Credit we will deduct an amount equal to such Credit, minus the applicable Discount, from your bank account (if you have an electronic pay arrangement with us) or from payments due to you, or we will invoice you for it.

D. Conversions by You. You must obtain our prior written consent to perform currency conversions for any Charge. Any Credit issued with regard to such Charge must be converted at the same exchange rate used for the Charge.

9.	DISPUTED CHARGES

A. Responding to Inquiries. We will have the right to Full Recourse for a Disputed Charge without first contacting you if we determine that we have sufficient information to resolve the Disputed Charge in favor of the Cardmember. There may be circumstances under which we contact you prior to exercising our right to Full Recourse for a Disputed Charge.

If you wish to demonstrate that a Disputed Charge should not have been, or (if we have not already

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exercised our right to Full Recourse and instead contacted you) should not be, resolved in favor of the Cardmember, you must provide us with a written response which includes such information as we require. Your written response must be received by us within ***** of our notice to you of Full Recourse or other contact regarding the Disputed Charge (or shorter time period in particular countries upon notice to you). If you do not respond to our notification of Full Recourse or contact or do not provide the required information within such ***** (or shorter) timeframe, our original exercise of Full Recourse will remain in effect, or (if we have not already exercised our right to Full Recourse), we shall have the right to exercise our right to Full Recourse for failure to meet such timeframe. If you respond within the ***** (or shorter) timeframe, we will make a final determination, based on the information you provide, and the information provided by the Cardmember, whether the Disputed Charge should have been, or should be, resolved in favor of the Cardmember. If we determine that the Disputed Charge should have been, or should be, resolved in favor of the Cardmember, our original exercise of Full Recourse rights will remain in effect or we shall have the right to exercise those rights. If we previously exercised our right to Full Recourse and resolve the Disputed Charge in your favor, we shall re-credit you for the amount we previously deducted or invoiced pursuant to the exercise of our right to Full Recourse.

In any case where we exercise our right to Full Recourse, we shall do so by deducting the amount of the Disputed Charge from payments to you or, if we are unable to do so, by invoicing you for such amount, which invoice you will pay in full upon receipt of our invoice.

B. Disproportionate Disputed Charges. In addition, if we are receiving a disproportionate number of Disputed Charges or Charges without Authorization due to downtime of your systems, we will have the right to Full Recourse with respect to all such Charges irrespective of the time periods specified above, and we may withhold additional amounts from payments due you as reserve to protect against future Disputed Charges.

C. Delayed Disputed Charges. Our usual policy is not to contact you or exercise Full Recourse for Disputed Charges where the Cardmember’s dispute first arises more than 12 months after the Charge was posted to the Cardmember’s account, unless we believe such Disputed Charge may involve any fraud or intentional wrongdoing on your part or unless you agree to accept our inquiry or exercise of Full Recourse. We reserve the right to change this policy at any time with respect to you if we experience unacceptable losses or customer dissatisfaction. For the avoidance of doubt, the above deadline will not apply where efforts to investigate or otherwise find a solution to a Disputed Charge began prior to such 12 month period.

10.	CHARGEBACKS

A. Currency. When we exercise the right to Full Recourse (see Section 6 of main part of this Agreement), the amount charged back to you will be calculated in the currency in which the Charge was submitted.

B. Cardmember Collections. If you decide to pursue collection from a Cardmember of any Charge for which we exercised Full Recourse, you agree to do so only if permitted by applicable law and only if the Cardmember had authorized the Charge. If you request, we will provide you such reasonable information or documentation relevant to the Disputed Charge as permitted by our company policies and applicable law.

11.	ASSISTANCE RECOVERING CARDS

If we request your help recovering or destroying an invalid Card, you agree to do so using reasonable and appropriate steps consistent with our instructions. You may be eligible for a reward if we offer one in the country in question.

12.	SPECIAL TERMS FOR ACCEPTANCE ON THE INTERNET

You shall accept the card for purchases made through electronic mail order via the internet (internet orders) including online services, the worldwide web and other similar services subject to the following additional terms and conditions:

1.	Every internet order will be encrypted by you using encryption software (as defined below) authorized by American Express, prior to your acceptance of an internet order from a cardmember. In addition, you shall conform with our security guidelines as set forth in section 9 j. Above or as may be communicated to you from time to time.

2.	You shall not transmit or solicit transmission to you of card account numbers or any other card related data through the internet or any other electronic mail medium unless such data has been encrypted with encryption software before transmission and is transmitted either from the cardmember to you or from you to us or to our authorized processor.

3.	You must not store on your database the CID (4 character card identification code) or the address verification code, as it must be supplied by the consumer for each transaction.

4.	*****

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5.	You shall conform with any additional requirements we may have from time to time for internet orders. We agree to provide you with no less than one month’s prior notice in writing of any such requirements except where we notify you that immediate introduction is necessary for reasons of security of internet orders and/or cardmember data.

6.	You agree to provide us with one month’s advance written notice of any change in your internet address.

7.	You agree to utilize a separate American Express service establishment number for all internet orders

From time to time American Express shall determine the software it authorizes to be used by Establishments for encryption (,Encryption Software’). Currently the Encryption Software authorized by American Express is the Secure Socket Layer (SSL 3.0 128 bit) protocol.

Notwithstanding your compliance with the above special terms, we have the right to Full Recourse if a Card member does not pay for a Charge for an Internet Order.

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APPENDIX A TO SCHEDULE II

CURRENCIES IN WHICH CHARGES MAY BE MADE

AND SUBMITTED*

Current List		Additional by Mutual Agreement (must be initialed by both parties)
		Currency	Carrier Date	Amex Initials	Initials

Algerian Dinars	Kuwaiti Dinars
Argentine Pesos*	Lebanon Pounds
Australian Dollars	Macau Pataca
Bahamian Dollars	Malaysian Ringgits
Bahrain Dinars	Maltese Pounds
Bangladesh Takas	Mexican Pesos*
Benin CFA	Moroccan Dirhams
Bermudian Dollars	Netherlands Antilles
Bolivian Pesos	Guilder/Florin
Brazilian Reals*	New Taiwan Dollars
British Pounds Sterling	New Zealand Dollars
Brunei Dollars	Nicaraguan Cordoba
Bulgaria Levas	Nigerian Dinars
Canadian Dollars	Norwegian Kroner
Cayman Island Dollars	Omani Riya
Chilean Pesos	Pakastani Rupee
China Renminbis	Panamanian Balboa
Colombian Pesos	Parquayon Guarini
Costa Rican Colon	Peruvian Sol
Croatia Kuna	Philippine Pesos
Cyprus Pounds	Polish Zlotys
Danish Kroner	Quatar Riyals
Djibouti Francs	Russian Rouble
Dominican Pesos	Saudi Arabian Riyals
Eastern Caribbean	Singapore Dollars
Dollars
Ecuadorian Sucre	South African Rand
Egyptian Pounds	Swedish Kroner
El Salvador Colon	Swiss Francs
Ethiopian Birrs	Syrian Pounds
Euro	Tanzanian Shillings
Fijian Dollars	Thai Baht
Guatemalan Questzal	Tobago Dollars
Guyanese Dollars	Trinidad Dollars
Honduras Lampira	Tunisian Dinar
Hong Kong Dollars	Turkish Lira
Indian Rupees	Ugandan Shillings
Indonesian Rupiah	UAE Dirahms
Israel New Shekl	U.S. Dollars
Japanese Yen	Venezuelan Bolivars*
Kenyan Shillings	Vietnam Dongs
Korean Won	Yemeni Rials

*	A Discount Table, Speed of Pay and mode of pay plans different from those set forth in Schedule I may apply in certain countries at certain times. Currently these are Argentina, Brazil, Mexico, and Venezuela but we reserve the right to modify this list. In addition, we reserve the right, with notice to you, to increase the Discount, lengthen the Speed of Pay, or cease electronic pay in any particular country where we are required to do so by local law/regulation or where we determine there is unusual inflationary, political, foreign exchange or other risks beyond our control.

***** Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.